EXHIBIT 99.1

EARNINGS RELEASE
For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                          Stephanie Freeman
(317) 249-4559                                                           (317) 343-5020
mike.eliason@karglobal.com                  stephanie.freeman@karglobal.com

KAR Auction Services, Inc. Reports Second Quarter 2020 Financial Results

Carmel, IN, August 4, 2020 — KAR Auction Services, Inc. (NYSE: KAR), today reported its second quarter financial results for the period ended June 30, 2020. For the second quarter of 2020, the company reported revenue of $419.0 million as compared with revenue of $719.1 million for the second quarter of 2019, a decrease of 42%. For the second quarter of 2020, the company reported a net loss from continuing operations of $32.3 million, or $0.27 per diluted share, as compared with net income from continuing operations of $27.4 million, or $0.20 per diluted share, in the second quarter of 2019. Adjusted EBITDA for the quarter ended June 30, 2020 decreased 41% to $80.0 million, as compared with Adjusted EBITDA of $135.9 million for the quarter ended June 30, 2019. Operating adjusted net income from continuing operations per diluted share decreased 73% to $0.08 for the quarter ended June 30, 2020, as compared with operating adjusted net income from continuing operations per diluted share of $0.30 for the quarter ended June 30, 2019. The company's operating results for the quarter ended June 30, 2020 were significantly impacted by the COVID-19 pandemic, as further discussed below. In addition, the company recorded a $29.8 million charge for the impairment of goodwill and other intangible assets in the second quarter of 2020.

For the six months ended June 30, 2020, the company reported revenue of $1,064.5 million as compared with revenue of $1,408.7 million for the six months ended June 30, 2019, a decrease of 24%. For the six months ended June 30, 2020, the company reported a net loss from continuing operations of $29.5 million, or $0.24 per diluted share, as compared with net income from continuing operations of $42.7 million, or $0.32 per diluted share, in the first six months of 2019. Adjusted EBITDA for the six months ended June 30, 2020 decreased 35% to $168.6 million, as compared with Adjusted EBITDA of $258.8 million for the six months ended June 30, 2019. Operating adjusted net income from continuing operations per diluted share decreased 60% to $0.20 for the six months ended June 30, 2020, as compared with operating adjusted net income from continuing operations per diluted share of $0.50 for the six months ended June 30, 2019. The company's operating results for the six months ended June 30, 2020 were significantly impacted by the COVID-19 pandemic, as further discussed below. In addition, the company recorded a $29.8 million charge for the impairment of goodwill and other intangible assets in the second quarter of 2020.

Impact of COVID-19 on Company Operations
In response to the COVID-19 pandemic, on March 20, 2020 we temporarily suspended physical sale operations, including Simulcast-only sales, across North America. We began operating Simulcast-only sales in select markets on April 6, 2020 and expanded the Simulcast-only sales each week, where possible and as permitted by government directives. We also held Simulcast+ auctions at select locations, a fully digital auction operated remotely with an automated auctioneer, sequential sales, audio and visual cues to simulate the live auction experience and all buyers and sellers interacting virtually through the Simulcast platform.

All ADESA auction locations in the U.S. and Canada are offering vehicles for sale via ADESA Simulcast, DealerBlock and Simulcast+. Most auction locations have resumed offering ancillary and related services, where possible and as permitted by government directives. While ADESA has experienced increasing volumes over the last few months, the business has not fully returned to pre-COVID operations. Given the evolving health, economic, social and governmental environments, the potential impact that COVID-19 could have on our business remains uncertain.

As a result, we proactively took significant steps to help secure our business and preserve available cash during the second quarter, including but not limited to the following measures:

•Reduced compensation expense by
▪our CEO, CFO and President voluntarily electing to forgo 100% of their respective base salaries and the remainder of our executive officers voluntarily electing to reduce their base salaries by 50% for the second quarter of 2020,
▪reducing base salaries across many levels of the organization for part of the second quarter of 2020,
▪furloughing approximately 11,000 employees in April 2020 (approximately 5,000 have returned to work),
▪commencing a reduction in force in June 2020 (impacting approximately 3,000 of our employees), and
▪our board of directors voluntarily electing to forgo their cash compensation for the second quarter of 2020;
•Prohibited non-essential business travel;
•Suspended non-essential services provided by certain third parties at our locations;
•Delayed or canceled capital projects at our physical auction locations;
•Negotiated the deferral of rent payments with certain landlords;
•Suspended the ADESA Assurance program for part of the second quarter;
•AFC reduced the unused portion of certain floorplan lines with its customers; and
•Suspended the Company's quarterly dividend.

In addition, in June 2020 we issued and sold an aggregate of 550,000 shares of newly issued perpetual convertible preferred stock of the company for net proceeds of approximately $528.2 million.

We have also taken advantage of legislation introduced to assist companies during this time. In the second quarter of 2020, we recorded approximately $7.9 million of employee retention credits taken under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") and approximately $9.7 million under the Canada Emergency Wage Subsidy. These credits partially offset salaries and medical costs recorded in the U.S. and Canada. We will continue to monitor and assess the impact the CARES Act and similar legislation in other countries may have on our business and financial results.

While we have developed and implemented and continue to develop and implement health and safety protocols, business continuity plans and crisis management protocols in an effort to try to mitigate the negative impact of COVID-19 to our employees, customers and our business, the extent of the impact of the pandemic on our business and financial results will depend on numerous evolving factors that we are not able to accurately predict.

The extent to which the COVID-19 outbreak impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Business Trends Throughout the Second Quarter
New and used car retail activity was reduced to unprecedented levels in early April. Auto retail operations were required to temporarily close and supply and demand for used cars was disrupted. By mid-April, we were experiencing improved retail automobile sales and demand for used vehicle supply was beginning to improve. Consolidated revenue for the month of April was 28% of revenue for April 2019 and this resulted in an operating loss for April 2020.

The company saw improved demand for used vehicles in May. Total vehicles sold were approximately 65% of the volume sold in May 2019 and consolidated revenue for the month of May was 58% of revenue for May 2019. The company was able to reduce its cost structure and generated operating profit in May 2020 that exceeded 70% of operating profit in May 2019.

Improved demand for used vehicles continued throughout June and vehicles sold in June 2020 were 8% above the volume sold in June 2019 and consolidated revenue for the month of June was 91% of revenue for June 2019. The company's operating profit (exclusive of goodwill and other intangibles impairment) in June 2020 exceeded operating profit in June 2019.

Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, August 5, 2020 at 8:30 a.m. EDT. The call will be hosted by KAR's Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 1267834, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s second quarter 2020 results is available at the investors section of www.karglobal.com.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 1267834. The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.

About KAR
KAR Auction Services Inc. (NYSE: KAR), known as KAR Global, provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 3.8 million units valued at approximately $40 billion through our auctions in 2019. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in more than 80 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Mexico, U.K. and Europe. For more information, go to www.karglobal.com. For the latest KAR Global news, follow us on Twitter @KARSpeaks.

Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 virus on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating revenues
Auction fees and services revenue	$312.6	$553.1	$804.1	$1,095.0
Purchased vehicle sales	49.6	79.3	125.1	137.1
Finance-related revenue	56.8	86.7	135.3	176.6
Total operating revenues	419.0	719.1	1,064.5	1,408.7

Operating expenses
Cost of services (exclusive of depreciation and amortization)	235.1	417.4	629.7	811.3
Selling, general and administrative	112.3	163.2	274.7	338.4
Depreciation and amortization	46.5	47.9	94.2	92.2
Goodwill and other intangibles impairment	29.8	—	29.8	—
Total operating expenses	423.7	628.5	1,028.4	1,241.9

Operating profit (loss)	(4.7)	90.6	36.1	166.8

Interest expense	30.9	55.6	68.9	112.1
Other expense (income), net	1.3	(1.1)	(0.7)	(3.2)

Income (loss) from continuing operations before income taxes	(36.9)	36.1	(32.1)	57.9

Income taxes	(4.6)	8.7	(2.6)	15.2

Income (loss) from continuing operations	(32.3)	27.4	(29.5)	42.7
Income from discontinued operations, net of income taxes	—	28.2	—	90.7
Net income (loss)	$(32.3)	$55.6	$(29.5)	$133.4

Net income (loss) per share - basic
Income (loss) from continuing operations	$(0.27)	$0.21	$(0.24)	$0.32
Income from discontinued operations	—	0.21	—	0.68
Net income (loss) per share - basic	$(0.27)	$0.42	$(0.24)	$1.00

Net income (loss) per share - diluted
Income (loss) from continuing operations	$(0.27)	$0.20	$(0.24)	$0.32
Income from discontinued operations	—	0.21	—	0.68
Net income (loss) per share - diluted	$(0.27)	$0.41	$(0.24)	$1.00

Dividends declared per common share	$—	$0.35	$0.19	$0.70

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	June 30, 2020	December 31, 2019
Cash and cash equivalents	$968.5	$507.6
Restricted cash	50.0	53.3
Trade receivables, net of allowances	582.3	457.5
Finance receivables, net of allowances	1,526.3	2,100.2
Other current assets	124.0	125.9
Total current assets	3,251.1	3,244.5

Goodwill	1,790.9	1,821.7
Customer relationships, net of accumulated amortization	179.3	207.9
Operating lease right-of-use assets	353.1	364.1
Property and equipment, net of accumulated depreciation	583.7	609.0
Intangible and other assets	335.9	334.0
Total assets	$6,494.0	$6,581.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,246.5	$1,027.7
Obligations collateralized by finance receivables	735.9	1,461.2
Current maturities of debt	26.9	28.8
Total current liabilities	2,009.3	2,517.7

Long-term debt	1,856.9	1,861.3
Operating lease liabilities	347.3	358.3
Other non-current liabilities	197.8	193.7
Temporary equity	528.2	—
Stockholders’ equity	1,554.5	1,650.2
Total liabilities, temporary equity and stockholders’ equity	$6,494.0	$6,581.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net income (loss)	$(29.5)	$133.4
Net income from discontinued operations	—	(90.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	94.2	92.2
Provision for credit losses	41.6	18.2
Deferred income taxes	(13.1)	3.6
Amortization of debt issuance costs	5.6	7.1
Stock-based compensation	7.6	10.3
Loss on disposal of fixed assets	—	0.1
Goodwill and other intangibles impairment	29.8	—
Other non-cash, net	4.9	5.8
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(137.5)	(145.7)
Accounts payable and accrued expenses	265.3	127.4
Net cash provided by operating activities - continuing operations	268.9	161.7
Net cash provided by operating activities - discontinued operations	—	155.8
Investing activities
Net decrease (increase) in finance receivables held for investment	532.6	(69.8)
Acquisition of businesses (net of cash acquired)	—	(120.7)
Purchases of property, equipment and computer software	(46.7)	(78.4)
Net cash provided by (used by) investing activities - continuing operations	485.9	(268.9)
Net cash used by investing activities - discontinued operations	—	(37.4)
Financing activities
Net increase in book overdrafts	5.0	44.1
Net (decrease) increase in borrowings from lines of credit	(1.9)	93.5
Net decrease in obligations collateralized by finance receivables	(720.5)	(31.0)
Proceeds from issuance of Series A Preferred Stock	550.1	—
Payments for issuance costs of Series A Preferred Stock	(21.9)	—
Payments for debt issuance costs/amendments	(3.9)	—
Payments on long-term debt	(4.7)	(1,291.1)
Payments on finance leases	(7.8)	(6.9)
Payments of contingent consideration and deferred acquisition costs	(22.3)	(0.5)
Issuance of common stock under stock plans	0.7	5.4
Tax withholding payments for vested RSUs	(3.7)	(10.4)
Dividends paid to stockholders	(49.0)	(139.8)
Cash transferred to IAA	—	(50.9)
Net cash used by financing activities - continuing operations	(279.9)	(1,387.6)
Net cash provided by financing activities - discontinued operations	—	1,317.6
Effect of exchange rate changes on cash	(17.3)	10.8
Net increase (decrease) in cash, cash equivalents and restricted cash	457.6	(48.0)
Cash, cash equivalents and restricted cash at beginning of period	560.9	304.7
Cash, cash equivalents and restricted cash at end of period	$1,018.5	$256.7
Cash paid for interest, net of proceeds from interest rate derivatives	$63.9	$98.2
Cash paid for taxes, net of refunds - continuing operations	$3.6	$20.5
Cash paid for taxes, net of refunds - discontinued operations	$—	$40.1

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions), (unaudited)	2020	2019	2020	2019

Net income (loss)	$(32.3)	$55.6	$(29.5)	$133.4
Less: Income from discontinued operations	—	(28.2)	—	(90.7)
Net income (loss) from continuing operations	(32.3)	27.4	(29.5)	42.7
Add back:
Income taxes	(4.6)	8.7	(2.6)	15.2
Interest expense, net of interest income	30.6	55.0	67.8	110.9
Depreciation and amortization	46.5	47.9	94.2	92.2
EBITDA	40.2	139.0	129.9	261.0
Non-cash stock-based compensation	2.9	4.0	8.2	10.6
Acquisition related costs	0.9	3.7	2.3	7.6
Securitization interest	(6.0)	(13.8)	(17.4)	(28.6)
Loss on asset sales	0.5	0.4	1.0	0.9
Severance	6.5	1.1	8.3	4.8
Foreign currency (gains)/losses	2.7	—	3.1	(0.6)
Goodwill and other intangibles impairment	29.8	—	29.8	—
IAA allocated costs	—	0.9	—	2.3
Other	2.5	0.6	3.4	0.8
Total addbacks	39.8	(3.1)	38.7	(2.2)
Adjusted EBITDA	$80.0	$135.9	$168.6	$258.8

The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share to net income (loss) and net income (loss) from continuing operations per diluted share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts), (unaudited)	2020	2019	2020	2019

Net income (loss)	$(32.3)	$55.6	$(29.5)	$133.4
Less: income from discontinued operations	—	(28.2)	—	(90.7)
Net income (loss) from continuing operations (1)	(32.3)	27.4	(29.5)	42.7
Acquired amortization expense	14.1	14.8	28.4	29.4
IAA allocated costs	—	0.9	—	2.3
Acceleration of debt issuance costs	—	1.8	—	1.8
Goodwill and other intangibles impairment	29.8	—	29.8	—
Income taxes (2)	(1.8)	(4.2)	(2.3)	(8.8)
Operating adjusted net income from continuing operations	$9.8	$40.7	$26.4	$67.4

Net income (loss) from continuing operations per share - diluted	$(0.25)	$0.20	$(0.23)	$0.32
Acquired amortization expense	0.11	0.11	0.22	0.22
IAA allocated costs	—	0.01	—	0.02
Acceleration of debt issuance costs	—	0.01	—	0.01
Goodwill and other intangibles impairment	0.23	—	0.23	—
Income taxes	(0.01)	(0.03)	(0.02)	(0.07)
Operating adjusted net income from continuing operations per share - diluted	$0.08	$0.30	$0.20	$0.50

Weighted average diluted shares (1)	129.3	134.1	129.2	133.9

(1)The Series A Preferred Stock dividends have not been included in the calculation of operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share for the three and six months ended June 30, 2020. Likewise, the weighted average diluted share counts do not include the effect of assumed conversion of the Series A Preferred Stock for the three and six months ended June 30, 2020.

(2)The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income. There was no income tax benefit related to the goodwill and other intangibles impairment because these items were not deductible for income tax purposes.